NEWS RELEASE

                                                                        CONTACT:
                                                                Robert R. Friedl
                                      Vice President and Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                                    716-689-5479

                    COLUMBUS MCKINNON NAMES TWO NEW DIRECTORS
   LINDA GOODSPEED, CHIEF TECHNOLOGY OFFICER OF LENNOX INTERNATIONAL, INC. AND
     STEPHEN RABINOWITZ, RETIRED CHAIRMAN AND CEO, GENERAL CABLE CORPORATION
                          JOIN CMCO BOARD OF DIRECTORS

          AMHERST, N.Y., October 20, 2004 -- Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer and manufacturer of material handling products, today announced that its Board of Directors appointed Linda A. Goodspeed, Executive Vice President and Chief Technology Officer of Lennox International, Inc. and Stephen Rabinowitz, retired Chairman and Chief Executive Officer of General Cable Corporation, as Directors of the Company. Ms. Goodspeed joined Lennox, a global supplier of climate control solutions, in 2001. Prior to that, Ms. Goodspeed served as President and Chief Operating Officer of PartMiner, Inc., a global supplier of electronic components. She has also held management positions in product management and development, research and development and design engineering at General Electric Appliances, Nissan North America, Inc. and the Ford Motor Company. Mr. Rabinowitz retired in 2001 from his position as Chairman and Chief Executive Officer of General Cable Corporation, a leading manufacturer of electrical, communications and utility cable. Prior to joining General Cable as President and Chief Executive Officer in 1994, he served as President and CEO of AlliedSignal Braking Systems, and before that as President and CEO of General Electric's Electrical Distribution and Control business. He also held management positions in manufacturing operations and technology at the General Electric Company and the Ford Motor Company. Mr. Rabinowitz is a Director of Energy Conversion Devices, Inc., JLG Industries, Inc. and the Nanosteel Company.
          Columbus McKinnon President and Chief Executive Officer Timothy T. Tevens commented, "Linda and Steve are outstanding additions to our Board who have significant executive and operational experience in manufacturing, engineering, and product development for leading multinational manufacturing companies. They bring to the Board skill sets that are ideal as we refine our product line in order to further reduce costs, expand our position as a leading manufacturer of material handling products in North America and increase our share in higher growth global markets. Their expertise and perspective will also be valuable as we continue the implementation of our strategic plan to further increase Columbus McKinnon's profitability and value."


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COLUMBUS MCKINNON NAMES TWO NEW DIRECTORS, PAGE TWO

          Their appointments increase the number of directors currently serving on Columbus McKinnon's Board of Directors to eight. Ms. Goodspeed and Mr. Rabinowitz will stand for election by shareholders at the Company's next annual meeting to be held in August 2005.

     ABOUT COLUMBUS MCKINNON

     Columbus  McKinnon is a leading  worldwide  designer  and  manufacturer  of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material. Key products include hoists, cranes, chain and forged attachments. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its web site at HTTP://WWW.CMWORKS.COM.

     SAFE HARBOR STATEMENT

         This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability of the Company to sell less synergistic assets and surplus real estate, the likelihood that the Company can utilize its NOLs, the effect of operating leverage,and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

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